Ernst & Young LLP Pacific Centre, 700 West Georgia Street P.O. Box 10101, Vancouver , BC V7Y 1C7 Canada Phone: +1 604 891 8298 Fax: +1 604 643 5433

November 17, 2008

Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated November 17, 2008, of Geovic Mining Corp. and are in agreement with the statements contained in the paragraphs within Item 4.01(a) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP